                                                                EXHIBIT 10.22
                                                            FS-2700-4 (9/96)
                                                            OMB No. 0596-0082

-------------------------------------------------------------------------------
   U. S. DEPARTMENT OF AGRICULTURE   | Holder No.   | Issue Date | Expir. Date |
               Forest Service        | 4031-01      |  2/26/98   |  2/26/99 BR |
                                     |              |            |             |
                                     |-----------------------------------------|
                                     | Type Site (s)| Authority  | Auth. Type  |
                                     |161 _ _ _     | 545        | _ _ _ _     |
                                     |              |            |             |
            SPECIAL-USE PERMIT       |-----------------------------------------|
                                     | Region/Forest/District    |State/County |
Authority: Land & Water Conservation | 09/22/04                  |33/009       |
           Fund Act of 1965 (9/3/64) |                           |             |
           As amended                |-----------------------------------------|
                                     | Cong. Dist.  | Latitude   | Longitude   |
                                     | _ _          |_ _-_ _-_ _ |_ _ _-_ _-_ _|
                                     |              |            |             |
-------------------------------------|-----------------------------------------|


Loon Mountain Recreation Corporation of Kancamagus Highway, Rt. 112
------------------------------------    ----------------------------------------


Lincoln                  NH                      03251
---------------------  -------------------  -----------------
     (City)                (State)              (zip Code)

(hereinafter called the Holder) is hereby authorized to use or occupy National Forest System lands, to use subject to the conditions set out below, on the White Mountain National Forest.

This permit covers 7 miles and 581 acres and is described as National Forest System lands in Tract No. 50a in the Town of Lincoln, Grafton County, New Hampshire, as shown on the location map attached to and made a part of this permit, and is issued for the purpose of: cross-country ski, mountain bike, and horseback riding on designated trails, and erosion control measures as necessary in the South Mountain area.

The above described or defined area shall be referred to herein as the "permit area".


                             TERMS AND CONDITIONS


I.  AUTHORITY AND GENERAL TERMS OF THE PERMIT

A. Authority. This permit is issued pursuant to the authorities enumerated at Title 36, Code of Federal Regulations, Section 251 Subpart B, as amended. This permit, and the activities or use authorized, shall be subject to the terms and conditions of the Secretary's regulations and any subsequent amendment to them.

B. Authorized Officer. The authorized officer is the Forest Supervisor or a delegated subordinate officer.

C. License. This permit is a license for the use of federally owned land and does not grant any permanent, possessory interest in real property, nor shall this permit constitute a contract for purposes of the Contract Disputes Act of 1978 (41 U.S.C. 611). Loss of the privileges granted by this permit by revocation, termination, or suspension is not compensable to the holder.

D. Amendment. This permit may be amended in whole or in part by the Forest Service when, at the discretion of the authorized officer, such action is deemed necessary or desirable to incorporate new terms, conditions, and stipulations as may be required by law, regulation, land management plans, or other management decisions.
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E.  Existing Rights.  This permit is subject to all valid rights and claims of third parties. The United States is not liable to the holder for the exercise of any such right or claim.

F. Nonexclusive Use and Public Access. Unless expressly provided for in additional terms, use of the permit area is not exclusive. The Forest Service reserves the right to use or allow others to use any part of the permit area, including roads, for any purpose, provided, such use does not materially interfere with the holder's authorized use. A final determination of conflicting uses is reserved to the Forest Service.

G. Forest Service Right of Entry and Inspection. The Forest Service has the right of unrestricted access of the permitted area or facility to ensure compliance with laws, regulations, and ordinances and the terms and conditions of this permit.

H. Assignability. This permit is not assignable or transferable. If the holder through death, voluntary sale or transfer, enforcement of contract, foreclosure, or other valid legal proceeding ceases to be the owner of the improvements, this permit shall terminate.

I. Permit Limitations. Nothing in this permit allows or implies permission to build or maintain any structure or facility, or to conduct any activity unless specifically provided for in this permit. Any use not specifically identified in this permit must be approved by the authorized officer in the form of a new permit or permit amendment.

II.  TENURE AND ISSUANCE OF A NEW PERMIT

A. Expiration at the End of the Authorized Period. This permit will expire at midnight on _______________________. Expiration shall occur by operation of law and shall not require notice, any decision document, or any environmental analysis or other documentation.

B. Construction. Any construction authorized by this permit may commence by ___N/A___ and shall be completed by ___N/A___. If construction is not completed within the prescribed time, this permit may be revoked or suspended.

C. Maximum Use or Occupancy of the Permit Area. Use or occupancy of the permit area shall be exercised at least ___365___ days each year, unless otherwise authorized in writing under additional terms of this permit.

D. Notification to Authorized Officer. If the holder desires issuance of a new permit after expiration, the holder shall notify the authorized officer in writing not less than six (6) months prior to the expiration date of this permit.

E. Conditions for Issuance of a New Permit. At the expiration or termination of an existing permit, a new permit may be issued to the holder of the previous permit or to a new holder subject to the following conditions:
  1. The authorized use is compatible with the land use allocation in the Forest Land and Resource Management Plan.
  2.  The permit area is being used for the purposes previously authorized.
  3. The permit area is being operated and maintained in accordance with the provisions of the permit.
  4. The holder has shown previous good faith compliance with the terms and conditions of all prior or other existing permits, and has not engaged in any activity or transaction contrary to Federal contracts, permits, laws, or regulation.


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F.  Discretion of Forest Service.  Notwithstanding any provisions of any prior or other permit, the authorized officer may prescribe new terms, conditions, and stipulations when a new permit is issued. The decision whether to issue a new permit to a holder or successor in interest is at the absolute discretion of the Forest Service.

III.  RESPONSIBILITIES OF THE HOLDER

A. Compliance with Laws, Regulations, and other Legal Requirements. The holder shall comply with all applicable Federal, State, and local laws, regulations, and standards, including but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Resource Conservation and Recovery Act , 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Control, and Liability Act, 42 U.S.C. 9601 et seq., and other relevant environmental laws as well as public health and safety laws and other laws relating to the siting, construction, operation, and maintenance of any facility, improvement, or equipment on the property.

B. Plans. Plans for development, layout, construction, reconstruction, or alteration of improvements on the permit area, as well as revisions of such plans, must be prepared by a qualified individual acceptable to the authorized officer and shall be approved in writing prior to commencement of work. The holder may be required to furnish as-built plans, maps, or surveys, or other similar information, upon completion of construction.

C. Maintenance. The holder shall maintain the improvements and permit area to standards of repair, orderliness, neatness, sanitation, and safety acceptable to the authorized officer and consistent with other provisions of this authorization. If requested, the holder shall comply with inspection requirements deemed appropriate by the authorized officer.

D. Hazard Analysis. The holder has a continuing responsibility to identify all hazardous conditions on the permit area which would affect the improvements, resources, or pose a risk of injury to individuals. Any non-emergency actions to abate such hazards shall be performed after consultation with the authorized officer. In emergency situations, the holder shall notify the authorized officer of its action as soon as possible, but not more than 48 hours, after such actions have been taken.

E. Change of Address. The holder shall immediately notify the authorized officer of a change in address.

F. Change in Ownership. This permit is not assignable and terminates upon change of ownership of the improvements or control of the business entity. The holder shall immediately notify the authorized officer when a change in ownership or control of business entity is pending. Notification by the present holder and potential owner shall be executed using Form FS-2700-3, Special Use Application and Report, or Form FS-2700-3a, Request for Termination of and Application for Special-Use Permit. Upon receipt of the proper documentation, the authorized officer may issue a permit to the party who acquires ownership of, or a controlling interest in, the improvements or business entity.

IV.  LIABILITY

For purposes of this section, "holder" includes the holder's heirs, assigns, agents, employees, and contractors.

A.  The holder assumes all risk of loss to the authorized improvements.
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B. The holder shall indemnify, defend, and hold the United States harmless for any violations incurred under any such laws and regulations or for judgments, claims, or demands assessed against the United States in connection with the holder's use or occupancy of the property. The holder's indemnification of the United States shall include any loss by personal injury, loss of life or damage to property in connection with the occupancy or use of the property during the term of this permit. Indemnification shall include, but is not limited to, the value of resources damaged or destroyed; the costs of restoration, cleanup, or other mitigation; fire suppression or other types of abatement costs; third party claims and judgments; and all administrative, interest, and other legal costs. This paragraph shall survive the termination or revocation of this authorization, regardless of cause.

C. The holder has an affirmative duty to protect from damage the land, property, and interests of the United States.

c(1).   The holder shall maintain insurance coverage, naming the United States additionally insured on the policies(s), to partially fund the indemnification obligations of the holder for any and all losses due to personal injury ($300,000.00), Loss of life ($500,000.00), or property damage ($25,000.00), including fire suppression and hazardous waste costs. The holder shall furnish proof of insurance (such as a surety bond, or certificate of insurance) to the Authorized Officer prior to execution of this permit and verify annually, and in writing, the insurance obligation to the Authorized Officer. The Authorized Officer may allow the holder to replace, repair, restore, or otherwise undertake necessary curative actions, to the satisfaction of the Authorized Officer, in order to mitigate damages in addition to or as an alternative to monetary indemnification.

D. In the event of any breach of the conditions of this authorization by the holder, the Authorized Officer may, on reasonable notice, cure the breach for the account at the expense of the holder. If the Forest Service at any time pays any sum of money or does any act which will require payment of money, or incurs any expense, including reasonable attorney's fees, in instituting, prosecuting, and/or defending any action or proceeding to enforce the United States rights hereunder, the sum or sums so paid by the United States, with all interests, costs and damages shall, at the election of the Forest Service, be deemed to be additional fees hereunder and shall be due from the holder to the Forest Service on the first day of the month following such election.

E. With respect to roads, the holder shall be proportionally liable for damages to all roads and trails of the United States open to public use caused by the holder's use to the same extent as provided above, except that liability shall not include reasonable and ordinary wear and tear.

F. The Forest Service has no duty to inspect the permit area or to warn of hazards and, if the Forest Service does inspect the permit area, it shall incur no additional duty nor liability for identified or non-identified hazards.
This covenant may be enforced by the United States in a court of competent jurisdiction.

V. TERMINATION, REVOCATION, AND SUSPENSION

A. General. For purposes of this permit, "termination", "revocation", and "suspension" refer to the cessation of uses and privileges under the permit.

        "Termination" refers to the cessation of the permit under its own terms without the necessity for any decision or action by the authorized officer. Termination occurs automatically when, by the terms of the permit, a fixed or agreed upon condition, event, or time occurs. For example, the permit terminates at expiration. Terminations are not appealable.

        "Revocation" refers to an action by the authorized officer to end the permit because of noncompliance with any of the prescribed terms, or for reasons in the public interest. Revocations are appealable.

        "Suspension" refers to a revocation which is temporary and the privileges may be restored upon the occurrence of prescribed actions or conditions. Suspensions are appealable.

B. Revocation or Suspension. The Forest Service may suspend or revoke this permit in whole or part for:
  1.    Noncompliance with Federal, State, or local laws and regulations.
  2.    Noncompliance with the terms and conditions of this permit.
  3.    Reasons in the public interest.
  4. Abandonment or other failure of the holder to otherwise exercise the privileges granted.

C. Opportunity to Take Corrective Action. Prior to revocation or suspension for cause pursuant to Section V (B), the authorized officer shall give the holder written notice of the grounds for each action and a reasonable time, not to exceed 90 days, to complete the corrective action prescribed by the authorized officer.

D. Removal of Improvements. Prior to abandonment of the improvements or within a reasonable time following revocation or termination of this authorization, the holder shall prepare, for approval by the authorized officer, an abandonment plan for the permit area. The abandonment plan shall address removal of improvements and restoration of the permit area and prescribed time frames for these actions. If the holder fails to remove the improvements or restore the site within the prescribed time period, they become the property of the United States and may be sold, destroyed or otherwise disposed of without any liability to the United States. However, the holder shall remain liable for all cost associated with their removal, including costs of sale and impoundment, cleanup, and restoration of the site.

VI.  FEES

A. Termination for Nonpayment. This permit shall automatically terminate without the necessity of prior notice when land use rental fees are 90 calendar days from the due date in arrears.

B.  The holder shall pay an annual fee of one thousand Dollars ($1,000.00:
Provided, charges for this use shall be made or readjusted whenever necessary to place the charges on a basis commensurate with the fair market value of the authorized use.

C. Payment Due Date. The payment due date shall be the close of business on October 1 of each calendar year payment is due. Payments due the United States for this use shall be deposited at White Mountain National Forest, 719 Main St., Laconia, NH 03246 in the form of a check, draft, or money order payable to "Forest Service, USDA." Payments shall be credited on the date received by the designated Forest Service collection officer or deposit location. If the due date for the fee or fee calculation statement falls on a non workday, the charges shall not apply until the close of business on the next workday.



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D.  Late Payment Interest.  Pursuant to 31 USC  3717, and regulations at 7 CFR
Part 3, Subpart B, and 4 CFR Part 102, an interest charge shall be assessed on any payment or financial statement not received by the due date. Interest shall be assessed using the most current rate prescribed by the United States Department of Treasury's Financial Manual (TFM-6-8020). Interest shall accrue from the date the payment or financial statement was due. In the event that two or more billings are required for delinquent accounts, administrative costs to cover processing and handling of the delinquent debt will be assessed.

E. Additional Penalties. In the event of permit termination pursuant to provisions VI (A), and prior to the issuance of a new permit, a penalty of 6 percent per year shall be assessed on any fee amount overdue in excess of 90 days from the payment due date. This penalty shall accrue from the due date of the first billing or the date the fee calculation financial statement was due. The penalty is in addition to interest and any other charges specified in the above paragraph.

F. Disputed Fees. Disputed fees are due and payable by the due date. No appeal of fees will be considered by the Forest Service without full payment of the disputed amount. Adjustments, if necessary, will be made in accordance with settlement terms or appeal decision.

G.  Delinquent Fees.
        1. Delinquent fees and other charges shall be subject to all rights and remedies afforded the United States pursuant to Federal law and implementing regulations (31 U.S.C. 3711 et seq.).
        2. The authorized officer shall require payment of fees owed the United States under any Forest Service authorization before issuance of a new permit.

VII.  OTHER PROVISIONS

A. Members of Congress. No Member of or Delegate to Congress or Resident Commissioner shall benefit from this permit either directly or indirectly, except when the authorized use provides a general benefit to a corporation.

B. Appeals and Remedies. Any discretionary decisions or determinations by the authorized officer are subject to the appeal regulations at 36 CFR 251, Subpart C, or revisions thereto.

C. Superior Clauses. In the event of any conflict between any of the preceding printed clauses or any provision thereof and any of the following clauses or any provision thereof, the preceding printed clauses shall control.

D. South Mountain Area. The area shown on the map and identified as the South Mountain Area, will have limited access pursuant to the Forest Supervisor's Closure Order dated 6/20/97. The holder and Forest Service will be responsible for all signs and other measures necessary to stop unauthorized use. The holder will be responsible for all erosion control measures deemed necessary to protect areas within South Mountain that have had alpine trails and liftlines cut.



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This permit is subject to the conditions set out above.
================================================================================
Loon Mountain Recreation Corporation
By
Holder: [sig]                   Authorized officer: [SIG]
        ----------------------                     -----------------------

Title:                                       Title: Forest Supervisor
        ----------------------                     -----------------------

Date:                                         Date:   2/26/98
        ----------------------                     -----------------------

================================================================================

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082.

This information is needed by the Forest Service to evaluate requests to use National Forest System lands and manage those lands to protect natural resources, administer the use, and ensure public health and safety. This information is required to obtain or retain a benefit. The authority for that requirement is provided by the Organic Act of 1897 and the Federal Land Policy and Management Act of 1976, which authorize the Secretary of Agriculture to promulgate rules and regulations for authorizing and managing National Forest System lands. These statutes, along with the Term Permit Act, National Forest Ski Area Permit Act, Granger-Thye Act, Mineral Leasing Act, Alaska Term Permit Act, Act of September 3, 1954, Wilderness Act, National Forest Roads and Trails Act, Act of November 16, 1973, Archeological Resources Protection Act, and Alaska National Interest Lands Conservation Act, authorize the Secretary of Agriculture to issue authorizations for the use and occupancy of National Forest System lands. The Secretary of Agriculture's regulations at 36 CFR Part 351, Subpart B, establish procedures for issuing those authorizations.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

Public reporting burden for collection of information, if requested, is estimated to average 1 hour per response for annual financial information; average 1 hour per response to prepare or update operation and/or maintenance plan; average 1 hour per response for inspection reports; and an average of 1 hour for each request that may include such things as reports, logs, facility and user information, sublease information, and other similar miscellaneous information requests. This includes the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Agriculture, Clearance Officer, OIRM, AG Box 7630, Washington D.C. 20250; and to the Office of Management and Budget, Paperwork Reduction Project (OMB # 1596-0082), Washington, D.C. 20503.